AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2005

REGISTRATION NO. 333-127829

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2 to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IMAGEWARE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

CALIFORNIA	7372	33-0224167
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification Number)
incorporation or organization)	Classification Code Number)

ImageWare Systems, Inc.
10883 Thornmint Road
San Diego, CA 92127

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

RAYMOND A. LEE, ESQ.
GREENBERG TRAURIG, LLP
650 TOWN CENTER DRIVE, SUITE 1700
COSTA MESA, CALIFORNIA 92626
(714) 708-6500

(Address, including zip code, and telephone number, including area code, of agent for service)

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING SHAREHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES, IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

EXPLANATORY NOTE

THE REGISTRANT IS AMENDING THE TABLE OF BENEFICIAL OWNERSHIP OF SELLING SHAREHOLDERS SET FORTH ON PAGES 7 AND 8 OF THE PROSPECTUS IN RESPONSE TO COMMENTS FROM THE COMMISSION AND AS SUCH, IS FILING THE COMPLETE PROSPECTUS, AS AMENDED.

The information in this preliminary prospectus is not complete and may be changed without notice. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any jurisdiction where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 18, 2005

PROSPECTUS

2,118,053 SHARES

IMAGEWARE SYSTEMS, INC.

COMMON STOCK

This prospectus relates to the resale of up to 2,118,053 shares of common stock of ImageWare Systems, Inc., a California corporation, that the selling shareholders may offer from time to time. The selling shareholders include those holders named in the table under the section titled “selling shareholders” beginning on page 6 of this prospectus. The shares of our common stock being offered by this prospectus were previously issued to the selling shareholders in unregistered sales of the securities.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling shareholders. We will bear the cost of the registration of these shares.

Subject to the restrictions described in this prospectus, the selling shareholders (directly, or through agents or dealers designated from time to time) may sell the shares of our common stock being offered by this prospectus from time to time, on terms to be determined at the time of sale. The prices at which these shareholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions.

Our common stock is quoted on the American Stock Exchange under the symbol “IW. ” On August 19, 2005, the last reported sale price of our common stock as reported on the American Stock Exchange was $2.45 per share.

INVESTING IN OUR COMMON STOCK INVOLVES SUBSTANTIAL RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 2 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED WITHOUT NOTICE. THE SELLING SHAREHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES, AND THE SELLING SHAREHOLDERS ARE NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

The date of this prospectus is           , 2005

PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL THE INFORMATION THAT YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY “RISK FACTORS”AND OUR FINANCIAL STATEMENTS AND RELATED NOTES INCORPORATED BY REFERENCE ON PAGE 11 BELOW.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we are filing with the Securities and Exchange Commission, or the “SEC,” on behalf of the selling shareholders, who are named in the table under the section titled “Selling Shareholders” beginning on page 6 of this prospectus, utilizing a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time until this registration statement is withdrawn from registration by us, sell the shares of our common stock being offered under this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that the selling shareholders may offer. To the extent required, the number of shares of our common stock to be sold, the purchase price, the public offering price, the names of any agent or dealer and any applicable commission or discount with respect to a particular offering by any Selling Shareholder may be set forth in an accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described in the section titled “Incorporation of Certain Information By Reference,” beginning on page 11 below.

You should rely only on the information contained in this prospectus or any related prospectus supplement, including the content of all documents now or in the future incorporated by reference into the registration statement of which this prospectus forms a part. We have not authorized, and the selling shareholders may not authorize, anyone to provide you with different information. We are not, and the selling shareholders are not, making an offer of the shares of our common stock to be sold under this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus or any related prospectus supplement is accurate as of any date other than the date on the front cover of this prospectus or the related prospectus supplement, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Other than as required under the federal securities laws, we undertake no obligation to publicly update or revise such information, whether as a result of new information, future events or any other reason. We are required to update this prospectus and the registration statement with a post-effective amendment to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including this prospectus.

PRIOR TO MAKING A DECISION ABOUT INVESTING IN OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC RISKS CONTAINED IN THE SECTION TITLED “RISK FACTORS” BELOW, AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT OR APPEARING IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

THE OFFERING

Common stock offered by selling shareholders	2,118,053 shares

Stock issued and outstanding as of August 19, 2005	13,547,662 shares of common stock

249,400 shares of Series B Convertible Preferred Stock(1)

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus.

American Stock Exchange	IW

(1)   The 249,400 shares of Series B Convertible Preferred Stock are convertible into 47,280 shares of common stock as of the date of this prospectus.

The selling shareholders may sell the shares of common stock subject to this prospectus from time to time and may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of our company in making decisions with respect to the timing, manner and size of each sale. Furthermore, the selling shareholders may enter into hedging transactions with broker-dealers in connection with distributions of shares or otherwise.

BUSINESS

Our business is operated by ImageWare Systems, Inc., a California corporation.  We provide biometric, secure credential, law enforcement and digital imaging technologies.  We use our imaging technology to develop software used to create booking and investigative software, smart and secure identification systems and documents, and software for professional photographers. Our software systems and associated hardware enable our customers to quickly capture, archive, search, retrieve and share digital photographs and associated text records.

Our identification products are used to manage and issue secure credentials including national IDs, passports, driver licenses, smart cards and access control credentials. Our digital booking products provide law enforcement with integrated mug shot, fingerprint Livescan and investigative capabilities. We also provide comprehensive digital workflow solutions for the professional photography industry.

We have sustained net losses since our inception resulting in an accumulated deficit of $55.9 million as of December 31, 2004, and $58.7 million as of June 30, 2005.  Our business plan includes, among other things, significant increases in revenues in future periods, the monitoring and controlling of operating expenses, collection of significant trade accounts receivables, and controlling of capital expenditures. We may be required, however, to fund working capital and operations through equity and/ or debt financing.  If we are unable to successfully implement our business plan or secure additional financing, we will be required to seek funding from alternate sources on terms that may not be favorable to our company and/or to institute significant cost reduction plans.

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. BEFORE INVESTING IN OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE SPECIFIC RISKS DETAILED IN THIS “RISK FACTORS” SECTION AND ANY APPLICABLE PROSPECTUS SUPPLEMENT, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT. IF ANY OF THESE RISKS OCCUR, OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION COULD BE HARMED, THE PRICE OF OUR COMMON STOCK COULD DECLINE, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

WE CURRENTLY HAVE LIMITED CASH RESOURCES, AND WE MAY REQUIRE ADDITIONAL FUNDING TO FINANCE OUR WORKING CAPITAL REQUIREMENTS DURING THE NEXT TWELVE MONTHS.

We currently have limited cash resources, and we may require financing to fund our anticipated working capital requirements during the next twelve months. We anticipate that our existing resources will not be sufficient to enable us to maintain our current and planned operations for the next twelve months.  If we are not able to generate positive cash flows from operations in the near future, we will be required to seek additional funding through public or private equity or debt financing. There can be no assurance that additional financing will be available on acceptable terms, or at all. If we are required to sell equity to raise additional funds, our existing shareholders may incur substantial dilution and any shares so issued may have rights, preferences and privileges superior to the rights, preferences and privileges of our outstanding Common Stock. Also, we may be required to obtain funds through arrangements with third parties that require us to relinquish rights to certain of our technologies or products that we would seek to develop or commercialize ourselves. In addition, our ability to raise additional capital may be dependent upon our common stock being listed on the American Stock Exchange. We cannot guarantee that the company will be able to satisfy the criteria for continued listing on the American Stock Exchange.

WE HAVE A HISTORY OF SIGNIFICANT RECURRING LOSSES TOTALING APPROXIMATELY $58.7 MILLION, AND THESE LOSSES MAY CONTINUE IN THE FUTURE.

As of June 30, 2005, we had an accumulated deficit of $58.7 million, and these losses may continue in the future. We may need to raise capital to cover these losses, and financing may not be available to us on favorable terms. We expect to continue to incur significant sales and marketing, research and development, and general and administrative expenses. As a result, we will need to generate significant revenues to achieve profitability and we may never achieve profitability.

THE HOLDERS OF OUR PREFERRED STOCK HAVE CERTAIN RIGHTS AND PRIVILEGES THAT ARE SENIOR TO THE COMMON STOCK, AND WE MAY ISSUE ADDITIONAL SHARES OF PREFERRED STOCK WITHOUT SHAREHOLDER APPROVAL THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE MARKET VALUE OF THE COMMON STOCK.

Our Board of Directors has the authority to issue a total of up to 4,000,000 shares of preferred stock and to fix the rights, preferences, privileges, and restrictions, including voting rights, of the preferred stock, which typically are senior to the rights of the common shareholders, without any further vote or action by you and the other common shareholders. Your rights will be subject to, and may be adversely affected by, the rights of the holders of the preferred stock that have been issued, or might be issued in the future. Preferred stock also could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of ImageWare. This could delay, defer, or prevent a change in control. Furthermore, holders of preferred stock may have other rights, including economic rights, senior to the common stock. As a result, their existence and issuance could have a material adverse effect on the market value of the common stock. We have in the past issued, and, may from time to time in the future issue, preferred stock for financing or other purposes with rights, preferences, or privileges senior to the common stock.

The provisions of our outstanding Series B Preferred Stock prohibit the payment of dividends on the common stock unless the dividends on those preferred shares are first paid. In addition, upon a liquidation, dissolution or sale of ImageWare’s business, the holders of the Series B Preferred Stock will be entitled to receive, in preference to any distribution to the holders of common stock, initial distributions of $2.50 per share, plus all accrued but unpaid dividends.

Pursuant to the terms of our Series B Preferred Stock we are obligated to pay cumulative cash dividends on shares of Series B Preferred Stock from legally available funds at the annual rate of $0.2125 per share, payable in two semi-annual installments of $0.10625 each, which cumulative dividends must be paid prior to payment of any dividend on our Common Stock.  As of June 30, 2005, we had cumulative undeclared dividends of approximately $8,000.

WE DEPEND UPON A SMALL NUMBER OF LARGE SYSTEM SALES RANGING FROM $500,000 TO IN EXCESS OF $2,000,000, AND WE MAY FAIL TO ACHIEVE ONE OR MORE LARGE SYSTEM SALES IN THE FUTURE.

In the past three years we have derived a substantial portion of our revenues from a small number of sales of large, relatively expensive systems, typically ranging in price from $500,000 to $2,000,000. As a result, if we fail to receive orders for these large systems in a given sales cycle on a consistent basis, our business could be significantly harmed. Further, our quarterly results are difficult to predict because we cannot predict in which quarter, if any, large system sales will occur in a given year. As a result, we believe that quarter-to-quarter comparisons of our results of operations are not a good indication of our future performance. In some future quarters our operating results may be below the expectations of securities analysts and investors, in which case the market price of our common stock may decrease significantly.

OUR LENGTHY SALES CYCLE MAY CAUSE US TO EXPEND SIGNIFICANT RESOURCES FOR AS LONG AS ONE YEAR IN ANTICIPATION OF A SALE, YET WE STILL MAY FAIL TO COMPLETE THE SALE.

When considering the purchase of a large computerized booking or identification system, a government agency may take as long as a year to evaluate different systems and obtain approval for the purchase. If we fail to complete a sale, we will have expended significant resources and received no revenue in return. Generally, agencies consider a wide range of issues before committing to purchase our products, including product benefits, ability to operate with their current systems, product reliability and their own budgetary constraints. While potential customers are evaluating our products and before they place an order with us, we may incur substantial selling costs and expend significant management effort to accomplish a sale.

A SIGNIFICANT NUMBER OF OUR CUSTOMERS ARE GOVERNMENT AGENCIES THAT ARE SUBJECT TO UNIQUE POLITICAL AND BUDGETARY CONSTRAINTS AND HAVE SPECIAL CONTRACTING REQUIREMENTS WHICH MAY AFFECT OUR ABILITY TO OBTAIN NEW GOVERNMENT CUSTOMERS.

A significant number of our customers are government agencies. These agencies often do not set their own budgets and therefore have little control over the amount of money they can spend. In addition, these agencies experience political pressure that may dictate the manner in which they spend money. Due to political and budgetary processes and other scheduling delays that may frequently occur relating to the contract or bidding process, some government agency orders may be canceled or substantially delayed, and the receipt of revenues or payments may be substantially delayed. In addition, future sales to government agencies will depend on our ability to meet government contracting requirements, certain of which may be onerous or impossible to meet, resulting in our inability to obtain a particular contract. Common requirements in government contracts include bonding requirements, provisions permitting the purchasing agency to modify or terminate at will the contract without penalty, and provisions permitting the agency to perform investigations or audits of our business practices.

WE MAY FAIL TO CREATE NEW APPLICATIONS FOR OUR PRODUCTS AND ENTER NEW MARKETS, WHICH MAY AFFECT OUR FUTURE SUCCESS.

We believe our future success depends in part on our ability to develop and market our technology for applications other than booking systems for the law enforcement market. If we fail in these goals, our business strategy and ability to generate revenues and cash flow would be significantly impaired. We intend to expend significant resources to develop new technology, but the successful development of new technology cannot be predicted and we cannot guarantee we will succeed in these goals.

WE OCCASIONALLY RELY ON SYSTEMS INTEGRATORS TO MANAGE OUR LARGE PROJECTS, AND IF THESE COMPANIES DO NOT PERFORM ADEQUATELY, WE MAY LOSE BUSINESS.

We are occasionally a subcontractor to systems integrators who manage large projects that incorporate our systems, particularly in foreign countries. We cannot control these companies, and they may decide not to promote our products or may price their services in such a way as to make it unprofitable for us to continue our relationship with them. Further, they may fail to perform under agreements with their customers, in which case we might lose sales to these customers. If we lose our relationships with these companies, our business may suffer.

WE HAVE U.S. AND FOREIGN PATENT PROTECTION FOR ELEMENTS OF CERTAIN OF OUR PRODUCTS, AND HAVE PATENT APPLICATIONS IN PROCESS, HOWEVER, A COMPETITOR MAY STILL BE ABLE TO REPLICATE OUR TECHNOLOGY.

Our business is based in large part on our technology, and our success depends in part on our ability and efforts to protect our intellectual property rights. If we do not adequately protect our intellectual property through copyrights, patents and various trade secret protections afforded to us by law, our business will be seriously harmed. We have patent protection for elements of certain of our products and patent applications on file.

We license certain elements of our trademarks, trade dress, copyrights, patents and other intellectual property to third parties. We attempt to ensure that our rights in our trade names and the quality of third party uses of our names are maintained by these third parties. However, these third parties may take actions that could significantly impair the value of our intellectual property and our reputation and goodwill.

In addition, international intellectual property laws differ from country to country. Any foreign rights we have in our technology are limited by what has been afforded to us under the applicable foreign intellectual property laws. Also, under the laws of certain foreign jurisdictions, in order to have recognizable intellectual property rights, we may be required to file applications with various foreign agencies or officials to register our intellectual property. Accordingly, our ability to operate and exploit our technology overseas could be significantly hindered.

WE HAVE ACQUIRED SEVERAL BUSINESSES AND FACE RISKS ASSOCIATED WITH INTEGRATING THESE BUSINESSES AND POTENTIAL FUTURE BUSINESSES THAT WE MAY ACQUIRE.

We completed the acquisitions of several companies, and we plan to continue to review potential acquisition candidates.  Our business and our strategy includes building our business through acquisitions. However, acceptable acquisition candidates may not be available in the future or may not be available on terms and conditions acceptable to us.

Acquisitions involve numerous risks, including among others, difficulties and expenses incurred in the consummation of acquisitions and assimilation of the operations, personnel and services and products of the acquired companies. Additional risks associated with acquisitions include the difficulties of operating new businesses, the diversion of management’s attention from other business concerns and the potential loss of key employees of the acquired company. If we do not successfully integrate the businesses we may acquire in the future, our business will suffer.

WE OPERATE IN FOREIGN COUNTRIES AND ARE EXPOSED TO RISKS ASSOCIATED WITH FOREIGN POLITICAL, ECONOMIC AND LEGAL ENVIRONMENTS AND WITH FOREIGN CURRENCY EXCHANGE RATES.

With our acquisition of G & A, we have significant foreign operations and are accordingly exposed to risks, including among others, risks associated with foreign political, economic and legal environments and with foreign currency exchange rates. Our results may be adversely affected by, among other things, changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversions, remittance abroad and rates and methods of taxation.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This prospectus contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing patents, technologies, products, plans and objectives of management, markets for stock of ImageWare and other matters. Statements in this prospectus that are not historical facts are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income of ImageWare, wherever they occur, are necessarily estimates reflecting the best judgment of the senior management of our company on the date on which they were made, or if no date is stated, as of the date of this prospectus. These forward-looking statements are subject to risks, uncertainties and assumptions, including those described in the section entitled “Risk Factors,” beginning on page 2 that may affect the operations, performance, development and results of our business. Because the factors discussed in this prospectus could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any such forward-looking statements. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

You should understand that important factors discussed in the “Risk Factors” section, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to ImageWare or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus may not occur.  We are required to update this prospectus and the registration statement with a post-effective amendment to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including this prospectus.

USE OF PROCEEDS

All of our common stock being offered under this prospectus is being sold by or for the account of the selling shareholders. We will not receive any proceeds from the sale of our common stock by or for the account of the selling shareholders.

SELLING SHAREHOLDERS

Between July 25, 2005 and July 28, 2005, we issued to the selling shareholders listed below, in an unregistered, private offering, 1,397,287 shares of common stock and warrants to purchase 635,766 shares of common stock at an exercise price of $3.45 per share. We have agreed to register for resale by these shareholders (the “selling shareholders”), all of the shares of common stock we issued to them and the shares of common stock that may be issued upon exercise of the warrants.  Of the 2,118,053 shares of common stock being offered by the selling shareholders, 90,262 shares are issuable upon the exercise of warrants issued to Laidlaw & Company (UK), Ltd., and five affiliates of Laidlaw & Company (UK) Ltd., as partial compensation for acting as placement agent in the private offering consummated in July 2005.

CD Investments, Ltd. was an investor in the private placement made by the company in November of 2003.  As part of a settlement between the company and CD Investments, Ltd. related to this placement, we issued to CD Investments, Ltd., a warrant to purchase 85,000 shares of common stock, with the right to participate as a selling shareholder in any future registered offerings.  The agreement and warrant are dated September 28, 2004.  The warrant was priced at $3.00 per share which represented a significant premium over closing prices at that time (the highest closing price during the month of September of 2004 was $2.50).  The warrant does have an anti-dilution clause which calls for a reset of the price if equity is sold below the $3.00 strike price (such reset cannot result in a price lower than $1.72).  As a result, the exercise price has been adjusted to $2.58 per share.

The table below presents information regarding the selling shareholders and the shares of our common stock that they may offer and sell from time to time under this prospectus. Percentages of beneficial ownership are based upon 13,547,662 shares of common stock issued and outstanding as of October 13, 2005.

					PERCENTAGE OF SHARES OF COMMON STOCK BENEFICIALLY OWNED
SELLING SHAREHOLDERS(1)	SHARES OF COMMON STOCK TO BE RESOLD IN THE OFFERING(2)		NUMBER OF SHARES OF COMMON STOCK OWNED		BEFORE OFFERING OF THE RESALE SHARES	AFTER OFFERING OF THE RESALE SHARES
Iroquois Master Fund Ltd.(3)	534,884		534,884		3.91%	0.00%

Omicron Master Trust(4)	133,721		161,118		0.98%	0.20%

Smithfield Fiduciary, LLC(5)	133,721		133,721		0.98%	0.00%

Haystack Capital(6)	267,441		267,441		1.96%	0.00%

Jeffrey Glassman	13,372		13,372		0.10%	0.00%

Helen Kohn	53,489		53,489		0.39%	0.00%

Ronit Sucoff	53,489		53,489		0.39%	0.00%

Little Bear Investments LLC(7)	58,838		78,838		0.58%	0.15%

Zachary Prensky(7)	267,441		356,441		2.61%	0.66%

Wolf Prensky	53,489		53,489		0.39%	0.00%

Martha Lipton	5,349		5,349		0.04%	0.00%

Danny Aharon	5,349		5,349		0.04%	0.00%

A1-Kim Profit Sharing Plan(8)	26,744		26,744		0.20%	0.00%

Dean Willard	53,489		53,489		0.39%	0.00%

Laidlaw & Company (UK) Ltd.(9)	20,000	(10)	20,000	(10)	0.15%	0.00%

Lagunitas Partners LP(11)	160,466		1,058,484		7.79%	6.63%

Gruber & McBaine International(11)	53,488		342,128		11.38%	11.00%

J. Patterson McBaine(12)	26,743		1,690,533		12.47%	12.28%

Jon D. and Linda W. Gruber Trust(12)	26,743		1,671,433		12.33%	12.14%

Gary Shemano	7,267		7,267		0.05%	0.00%

Michael Jacks	3,634		3,634		0.03%	0.00%

William Corbett	3,634		3,634		0.03%	0.00%

CD Investment Partners, Ltd.(13)	85,000		85,000		0.62%	0.21%

Cary Sucoff (14)	23,131	(10)	23,131	(10)	0.17%	0.00%

Harvey Kohn (14)	20,000	(10)	20,000	(10)	0.15%	0.00%

Lewis Mason (14)	12,000	(10)	12,000	(10)	0.09%	0.00%

Scott Sucoff (14)	12,000	(10)	12,000	(10)	0.09%	0.00%

Francis Anderson (14)	3,131	(10)	3,131	(10)	0.02%	0.00%

(1)           This table is based upon information supplied to us by the selling shareholders.

(2)           Assumes that the selling shareholders sell all of the shares available for resale.

(3)           Joshua Silverman exercises sole voting and dispositive power over securities held by Iroquois Master Fund Ltd.  Mr. Silverman disclaims beneficial ownership of the shares held by Iroquois Master Fund Ltd.

(4)           Omicron Capital, L.P., a Delaware limited partnership (“Omicron Capital”), serves as investment manager to Omicron Master Trust, a trust formed under the laws of Bermuda (“Omicron”), Omicron Capital, Inc., a Delaware corporation (“OCI”), serves as general partner of Omicron Capital, and Winchester Global Trust Company Limited (“Winchester”) serves as the trustee of Omicron.  By reason of such relationships, Omicron Capital and OCI may be deemed to share dispositive power over the shares of our common stock owned by Omicron, and Winchester may be deemed to share voting and dispositive power over the shares of our common stock owned by Omicron.  Omicron Capital, OCI and Winchester disclaim beneficial ownership of such shares of our common stock.  Omicron Capital has delegated authority from the board of directors of Winchester regarding the portfolio management decisions with respect to the shares of common stock owned by Omicron and, as of October 3, 2005, Mr. Olivier H. Morali and Mr. Bruce T. Bernstein, officers of OCI, have delegated authority from the board of directors of OCI regarding the portfolio management decisions of Omicron Capital with respect to the shares of common stock owned by Omicron.  By reason of such delegated authority, Messrs. Morali and Bernstein exercise voting and dispositive power over the shares of our common stock owned by Omicron.  Messrs. Morali and Bernstein disclaim beneficial ownership of such shares of our common stock and neither of such persons has any legal right to maintain such delegated authority.  No other person has sole or shared voting or dispositive power with respect to the shares of our common stock being offered by Omicron, as those terms are used for purposes under Regulation 13-D-G of the Securities and Exchange Act of 1934, as amended.  Omicron and Winchester are not “affiliates” of one another, as that term is used for purposes of the Securities Exchange Act of 1934, as amended, or of any other person named in this prospectus as a selling shareholder.  No person or “group” (as that term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, or the SEC’s Regulation 13D-G) controls Omicron and Winchester.

(5)           Highbridge Capital Management, LLC is the trading manager of Smithfield Fiduciary LLC and exercises voting control and investment discretion over securities held by Smithfield Fiduciary LLC.  Glenn Dubin and Henry Swieca control Highbridge Capital Management, LLC and as such, exercise voting and dispositive power over the shares held by Smithfield Fiduciary LLC.  Each of Highbridge Capital Management, LLC, Glenn Dubin and Henry Swieca disclaims beneficial ownership of the securities held by Smithfield Fiduciary LLC.

(6)           Judith Finger and Douglas Topkis exercise voting and dispositive power over all the shares held by Haystack Capital.

(7)           Zachary Prensky and Jeffrey Mann exercise voting and dispositive power over the shares being sold by Little Bear Investments LLC.  Zachary Prensky owns 50% of Little Bear Investments LLC, and is therefore deemed an affiliate of Little Bear Investments LLC.  The number of shares of common stock owned by Zachary Prensky includes 20,000 shares of common stock that may be issued upon exercise of warrants held by Little Bear Investments, LLC.

(8)           Joshua Kanter is the trustee of the A1-Kim Profit Sharing Plan and exercises voting and dispositive power over the shares being sold by A1-Kim Profit Sharing Plan.

(9)           Robert Bonaventura, President, exercises voting and dispositive power over the shares being sold by Laidlaw & Company (UK) Ltd.

(10)         Consists of shares that could be purchased on exercise of warrants issued in connection with our private placement in July 2005.  Laidlaw & Company (UK) Ltd. (“Laidlaw”) is a registered broker-dealer. We issued these warrants to Laidlaw as partial compensation for Laidlaw’s services as placement agent in connection with our private placement in July 2005.  Laidlaw represents that it acquired these warrants in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.  These shares are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

(11)         Jon D. Gruber and J. Patterson McBaine are affiliates of Lagunitas Partners LP and Gruber & McBaine International.  The number of shares being sold for these affiliates are noted separately in this table.  Jon D. Gruber and J. Patterson McBaine exercise voting and dispositive power over the shares being sold by Lagunitas Partners and Gruber & McBaine International.

(12)         Jon D. and Linda W. Gruber Trust and J. Patterson McBaine are affiliates of one another.  The number of shares being sold for these affiliates are noted separately in this table.  Jon D. Gruber exercises voting and dispositive power over the shares being sold by the Jon D. and Linda W. Gruber Trust.

(13)         CD Capital Management LLC, as the investment manager of CD Investment Partners, Ltd., and John D. Ziegelman, as President of CD Capital Management LLC, each may be deemed to have beneficial ownership of the shares held by CD Investment Partners, Ltd.  John D. Ziegelman, as President of CD Capital Management LLC, exercises voting and dispositive power over the shares held by CD Investment Partners, Ltd.

(14)         Consists of shares that could be purchased on exercise of warrants issued in connection with our private placement in July 2005.  This selling shareholder is an “associated person” of Laidlaw and represents that he or she received these warrants as a designee of Laidlaw in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them. Laidlaw was entitled to receive these securities as compensation for its services as placement agent in the ordinary course of business and at the time of receiving the securities had no agreements or understandings, directly or indirectly, with any person to distribute them.  These shares are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

Selling security holders who are registered broker-dealers are “underwriters” within the meaning of the Securities Act of 1933.  In addition, selling security holders who are affiliates of registered broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 if such selling security holder (a) did not acquire its warrants or underlying stock in the ordinary course of business or (b) had any agreement or understanding, directly or indirectly, with any person to distribute the warrants or underlying common stock.

Gary Shemano, Mike Jacks and Bill Corbett are registered agents of The Shemano Group (collectively “Shemano”).  We issued these warrants to Shemano as compensation for Shemano’s services as placement agent in connection with our private placement in July 2005.  The Shemano Group is a broker-dealer, and as such, it is deemed to be an underwriter of 14,535 shares offered pursuant to this prospectus. We do not have any underwriting agreement with Shemano. Shemano completed all services in connection with earning the shares and is under no obligation to sell the shares in this offering or pay any of the proceeds thereof to our company. We did not pay and will not owe any discounts or commissions to Shemano. Shemano has no right to designate any member to our board of directors. We have no obligation to indemnify Shemano for violations of the Securities Act, other than the standard indemnification provisions of the registration rights agreement entered into with all of the selling shareholders regarding our liability for our inclusion of false or misleading information in this prospectus. We are not aware of any intention of Shemano or its affiliates to engage in passive market making transactions as permitted by Rule 103 of Regulation M. We are not aware of any intention of Shemano or its affiliates to engage in any transaction during the offering that stabilizes, maintains, or otherwise affects the market price of the offered securities.

RELATIONSHIP OF SELLING SHAREHOLDERS TO THE COMPANY

Lagunitas Partners LP, Gruber & McBain International, J. Patterson McBaine and Jon D. and Linda W. Gruber Trust, are affiliates of one another, and as such, beneficially own more than 10% of our issued and outstanding common stock.  None of the other selling shareholders listed above has held any position or office, or has had any material relationship, with our company or any of its affiliates within the past three years.

PLAN OF DISTRIBUTION

We are registering the sale of shares of our common stock on behalf of the selling shareholders. A selling shareholder is a person named in the section entitled “Selling Shareholders” and also includes any donee, pledgee, transferee or other successor-in-interest selling shares received after the date of this prospectus from a selling shareholder as a gift or other non-sale related transfer.

We do not know of any plan of distribution for the resale of our common stock by the selling shareholders. We will not receive any of the proceeds from the sale by the selling shareholders of any of the resale shares.

The selling shareholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These sales may be at fixed or negotiated prices.  The selling shareholders may use any one or more of the following methods when selling shares:

•              ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•              block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•              purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•              an exchange distribution in accordance with the rules of the applicable exchange;

•              privately negotiated transactions;

•              short sales;

•              broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•              a combination of any such methods of sale; and

•              any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling shareholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares of our common stock in connection with these trades.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.  The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.  Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act.  Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling shareholder.  The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling shareholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling shareholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling shareholder.  If we are notified by any selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will supplement this prospectus.  If the selling shareholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling shareholders.

Notwithstanding anything contained herein to the contrary, an aggregate of 90,262 shares issuable upon exercise of warrants held by Laidlaw and “associated persons” of Laidlaw are subject to a 180 day lock-up agreement in accordance with the requirements of NASD Rule 2710(g)(1).

EXPERTS

The financial statements of ImageWare Systems, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-KSB of ImageWare Systems, Inc. for the year ended December 31, 2004, have been so incorporated in reliance on the report of Stonefield Josephson, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters in connection with this prospectus will be passed upon for us by Greenberg Traurig, LLP. Greenberg Traurig, LLP and its attorneys hold no shares of our common stock or other securities.

WHERE YOU CAN FIND MORE INFORMATION

We electronically file reports, proxy and information statements and other information with the Securities and Exchange Commission. The public may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at
1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov. Our Internet address is www.iwsinc.com.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are specifically incorporated by reference into this prospectus:

(1)           Our Annual Report on Form 10-KSB for the year ended December 31, 2004;

(2)           Our Quarterly Report on Form 10-QSB for the period ended March 31, 2005, as amended by our Form 10-QSB/A filed with the Commission on July 22, 2005;

(3)           Our Proxy Statement on Form DEF 14A filed with the SEC on April 29, 2005, for our annual meeting of shareholders held on June 7, 2005;

(4)           Our Quarterly report on Form 10-QSB for the period ended June 30, 2005;

(5)           Our current report on Form 8-K filed with the SEC on October 6, 2005;

(6)           Our current report on Form 8-K filed with the SEC on September 30, 2005;

(7)           Our current report on Form 8-K filed with the SEC on August 5, 2005;

(8)           Our current report on Form 8-K filed with the SEC on August 1, 2005;

(9)           Our current report on Form 8-K filed with the SEC on July 26, 2005;

(10)         Our current report on Form 8-K filed with the SEC on July 14, 2005;

(11)         Our current report on Form 8-K filed with the SEC on May 18, 2005;

(12)         The description of the common stock included in our registration statement on Form 8-A, filed with the SEC on March 21, 2000; and

(13)         All documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering.

We will provide each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. We will provide this information upon written or oral request at no charge to the requester. The request for this information must be made to the following:

Corporate Secretary

ImageWare Systems, Inc.
10883 Thornmint Road
San Diego, CA  92127

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING SHAREHOLDERS ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF OUR COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS OR OF ANY SALE OF OUR COMMON STOCK.

2,118,053 Shares

common Stock

PROSPECTUS

ImageWare Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 18th day of October, 2005.

IMAGEWARE SYSTEMS, INC.

By:	/s/ S. James Miller, Jr.
S. James Miller, Jr., Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date	Signature	Title

*
October 18, 2005	S. James Miller, Jr.	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board of Directors

*
October 18, 2005	Wayne Wetherell	Senior Vice President, Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*
October 18, 2005	John Callan	Director

*
October 18, 2005	Patrick J. Downs	Director

*
October 18, 2005	John L. Holleran	Director

*
October 18, 2005	G. Steve Hamm	Director

*
October 18, 2005	David Loesch	Director

	*By:	/s/ S. James Miller, Jr.
October 18, 2005		S. James Miller, Jr.,
Attorney-in-fact